UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 30, 2015

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Lyris, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-82154	01-0579490
(State or other	(Commission File Number)	(I.R.S. Employer
jurisdiction of incorporation)		Identification Number)

6401 Hollis St., Suite 125
Emeryville, CA	94608
(Address of principal	(Zip code)
executive offices)

Registrant's telephone number, including area code: (800) 768-2929

Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Second Amendment to Loan and Security Agreement

On April 30, 2015 Lyris, Inc. (“the Company”) and its wholly owned subsidiaries, Lyris Technologies, Inc. and Commodore Resources (Nevada), Inc. (each a “Borrower” and collectively, the “Borrowers”), entered into a Second Amendment (“Amendment”) to the Loan and Security Agreement (“Agreement”) with Silicon Valley Bank (“Bank”). The Amendment revises the terms of the Agreement entered into on May 6, 2013, by and among the Bank and the Borrowers.

The amendment extends the maturity of the Agreement to August 31, 2015 and modifies the financial covenants as follows:

1)	Commencing with the monthly period ended March 31, 2015, and as of the last day of each month ending thereafter, achieve a minimum EBITDA, measured on a trailing three month basis, equal to or greater than (maximum loss no worse than) ($300,000).
2)	Liquidity Ratio. A ratio, tested monthly, as of the last day of each month, of (i) the sum of (A) unrestricted cash at Bank (which unrestricted cash at Bank shall be at least $500,000) plus (B) net billed accounts receivable to (ii) all outstanding Obligations of Borrower owed to Bank of not less than 1.00:1.00.

In addition, the definition of EBITDA is modified to allow for the add back of certain one-time, non-cash expenses acceptable to Bank, in its sole discretion, as determined on a case-by-case basis.

The foregoing is qualified by reference to the Amendment, a copy of which is included as Exhibits 99.1, to this report and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	Second Amendment to Loan and Security Agreement, by and among Silicon Valley Bank, Lyris, Inc., Lyris Technologies, Inc. and Commodore Resources (Nevada), Inc., dated as of April 30, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lyris, Inc.

By:	/s/ John Philpin
Name:	John Philpin
Title:	Chief Executive Officer

Date: May 6, 2015